UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2005

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

128 Sidney Street, Cambridge, MA 02139

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) (b) and (c): Not applicable.

(d):

On June 9, 2005, ImmunoGen, Inc. (Nasdaq: IMGN) announced the addition of Nicole Onetto, MD, to the Company’s Board of Directors. Dr. Onetto has over fifteen years of clinical drug development experience, with a focus on cancer drugs. Dr. Onetto was most recently Executive Vice President and Chief Medical Officer of OSI Pharmaceuticals. She led clinical research in positions of increasing responsibility at OSI Pharmaceuticals, Gilead Sciences, NeXstar Pharmaceuticals, Bristol-Myers Squibb, Immunex, and Hoechst (now sanofi-aventis).

In accordance with the ImmunoGen, Inc. 2004 Non-Employee Director Compensation and Deferred Share Unit Plan, during the first year of service Dr. Onetto will be entitled to receive an annual retainer of (1) $25,000 per year, payable quarterly in arrears, and (2) $40,000 of deferred share units vesting ratably over twelve months based upon the closing price of ImmunoGen common stock on June 9, 2005. Thereafter, the portion of the annual retainer composed of deferred share units will be reduced to $20,000, vesting ratably over twelve months based upon the closing price of ImmunoGen common stock on the last day of the prior fiscal year.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated June 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: June 9, 2005	/s/ Karleen M. Oberton

Karleen M. Oberton
Senior Corporate Controller
(Principal Accounting Officer)